Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-202502 and No. 333-149200) and Form S-3 (No. 333-203486) of Targa Resources Partners LP of our report dated February 17, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 17, 2017